EXHIBIT J
                                                                       ---------

                                                               EXECUTION VERSION


                          STOCKHOLDER VOTING AGREEMENT


     THIS STOCKHOLDER VOTING AGREEMENT (this "Agreement") is made and entered into as of November 4, 2005, by and between XO Holdings, Inc., a Delaware corporation ("Seller") and the undersigned stockholder (the "Stockholder").

                                    RECITALS

     WHEREAS, concurrent with the execution and delivery hereof, Seller, XO Communications, Inc., a Delaware corporation (the "Company") and Elk Associates LLC ("Buyer"), a Delaware limited liability company, are entering into an Equity Purchase Agreement of even date herewith (as it may be amended from time to time pursuant to the terms thereof, the "Purchase Agreement"), which provides for the sale by the Seller of all of the equity interests in XO Communications, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Seller, constituting substantially all of the assets of the Seller;

     WHEREAS, as of the date hereof, the Stockholder is the record owner of such number of shares of Company Common Stock and Company Preferred Stock as is indicated on Exhibit A to this Agreement, and is also a beneficial owner of such shares for purposes of Rule 13d-3 under the Securities Exchange Act of 1934; and

     WHEREAS, in consideration of the execution and delivery of the Purchase Agreement by the Company and so as to facilitate the consummation of the transactions contemplated by the Purchase Agreement, the Stockholder desires to agree to vote its Shares (as defined below) on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, and intending to be legally bound, the parties hereto hereby agree as follows:

     1. Certain Definitions.

     (a) Capitalized terms used herein without definition are used as defined in the Purchase Agreement, and, in addition:

          "Board" means the Board of Directors of the Company.

          "Company Common Stock" means the shares of common stock, $0.01 par value per share, of the Company.

          "Company Preferred Stock" means the shares of preferred stock, $0.01 par value per share, of the Company designated as 6% Series A Convertible Preferred Stock.

          "Company Stockholder Approval" means the adoption by the Stockholder of the Purchase Agreement and the approval of the transactions contemplated thereby or referenced therein, in each case upon the recommendation of the Board and the Special Committee.

          "Expiration Date" means the earlier of (i) the day after the Company Stockholder Approval and (ii) the termination of the Purchase Agreement in accordance with its terms.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Illiquid  Proposal"  means an  Alternative  Transaction  or Competing
     Proposal  that   contemplates   consideration   other  than  cash  or  cash
     equivalents.

          "Person" means any individual, corporation, limited liability company, general or limited partnership, unincorporated association, joint venture, or other business enterprise or entity.

          "Qualifying Superior Proposal" means a Superior Proposal that (a) is not subject to the satisfaction of the competing bidder or any party providing financing to the bid with the results of any further due diligence investigation of the Company; and (b) is not subject to a financing  condition,  other than a  condition  coupled  with a  commitment letter or commitment letters from a financial institution or financial institutions of recognized standing which themselves contain only customary conditions and are not subject to internal approvals; and provided further that (i) a Competing Proposal shall not be deemed to be a Qualifying Superior Proposal if it contemplates a termination fee of more than 3% of the purchase price provided therein plus actual, reasonable out-of-pocket expenses and (ii) an Alternative Transaction shall not be deemed to be a Qualifying Superior Proposal if it contemplates a termination fee of more than 3% of the purchase price provided therein, unless the offer contemplates a bid of at least $75 million more than the highest outstanding bid, but in any event the termination fee shall be no more than 4% of the purchase price provided therein.

          "Shares" means (i) all shares of Company Common Stock, Company Preferred Stock and other voting securities of Company owned, beneficially or of record, by the Stockholder as of the date hereof, (ii) all additional shares of Company Common Stock, Company Preferred Stock and other voting securities of Company acquired by the Stockholder, beneficially or of record, during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, and (iii) such other shares of Company Common Stock, Company Preferred Stock and other voting securities of Company over which the Stockholder has or will have voting power during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date.

          "Special   Committee"  means  that  special  committee  of  the  Board appointed on April 22, 2005.

     (b) Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed followed by the words "without limitation."

     (c) Defined terms used herein but not otherwise defined herein have the meaning set forth in the Purchase Agreement.

     2. Transfer of Voting Rights. At all times during the period commencing with the execution and delivery of this Agreement and expiring on the Expiration Date, the Stockholder shall not deposit (or permit the deposit of) any Shares in a voting trust or grant any proxy or enter into any voting agreement or similar agreement in contravention of the obligations of the Stockholder under this Agreement with respect to any of the Shares.

     3. Agreement to Vote Shares. The Stockholder hereby agrees that, until this Agreement is terminated pursuant to Section 6 hereof, at any meeting of the holders of Shares (including a decision by written consent), however called, and at every adjournment or postponement thereof, the Stockholder shall:

     (a) appear at the meeting or otherwise cause the Shares to be counted as present thereat for purposes of establishing a quorum;

     (b) subject to Section 3(d) hereof, vote the Shares or cause the Shares to be voted at the Stockholders' Meeting called for the purpose of voting on the Purchase Agreement and the transactions contemplated thereby, or execute consents or cause such consents to be executed in respect of the Shares when requested to execute such consents by the Special Committee for the purpose of voting for the Purchase Agreement and the transactions contemplated thereby, in respect thereof, in favor of the adoption by the Seller's stockholders of the Purchase Agreement and the approval of the transactions contemplated thereby, including any action necessary to effectuate the Restructuring Merger, waive any dissenter or appraisal right it may have in respect of such transaction and any action required in furtherance thereof;

     (c) subject to 3(d) hereof, vote, or execute consents in respect of the Shares, or cause the Shares to be voted, or consents to be executed in respect thereof, against any amendment of the Company's Certificate of Incorporation or By-laws or other proposal, action or transaction involving the Company or any of its Subsidiaries or any of its stockholders, which amendment or other proposal, action or transaction could reasonably be expected to (A) prevent or materially impede or delay the consummation of the Purchase Agreement or the other transactions contemplated by the Purchase Agreement or the consummation of the transactions contemplated by this Agreement, or (B) change in any manner the voting rights of the Shares presented to the stockholders of the Company (regardless of any recommendation of the Board of Directors of the Company) or in respect of which vote or consent of the Company's stockholders is requested or sought; provided, however, the Stockholder shall vote, or execute consents in respect of the Shares or cause the Shares to be voted, or consents to be executed in favor of any amendment of the Company and any of its Subsidiaries' Certificate of Incorporation or By-laws or other proposal, action or transaction, as necessary, in order to effect the transactions
     contemplated  by  the  Restructuring   Merger.

     (d) Notwithstanding the provisions of the foregoing, and provided that each of Seller and the Company complies with their respective obligations under the Purchase Agreement, including, without limitation, Section 7.3 thereof, the Stockholder agrees that it, without the consent of the Special Committee, shall (i) not vote in favor of or consent to adoption of the Purchase Agreement and the transactions contemplated thereby (including the Limited Liability Company Agreement Amendment) unless and until the Proxy Statement has been reviewed and approved by the SEC, (ii) not vote in favor of or consent to the adoption of the Purchase Agreement and the transactions contemplated thereby (including the Limited Liability Company Agreement Amendment) following any termination of the Purchase Agreement pursuant to Section 11(c)(i), and (iii) (A) vote the Shares or cause the Shares to be voted at any meeting of the stockholders of the Company called, or (B) execute consents or cause such consents to be executed in respect of the Shares when requested to execute such consents by the Special Committee, for the purpose of voting for the consummation of any Alternative Transaction which has been determined to be a Superior Proposal (other than an Illiquid Proposal) in accordance with Section 7.3(c)(ii) of the Purchase Agreement and is a Qualifying Superior Proposal, in respect thereof, in favor of the adoption by the Seller's stockholders of such Qualifying Superior Proposal, including any action necessary to effectuate the Restructuring Merger, and any action required in furtherance thereof.

     4. Covenants of the Stockholder. The Stockholder covenants and agrees with the Company and Seller that, during the period commencing on the date hereof and ending on the date this Agreement is terminated under Article 6 hereof:

     (a) The Stockholder shall not, directly or indirectly, sell, transfer, pledge, hypothecate, encumber, assign or dispose of any Shares (or the beneficial ownership thereof) or offer to make such a sale, transfer or other disposition to any person, in each case, in a manner that would materially impair the ability of the Stockholder to satisfy its obligations under Section 3 hereof.

     (b) The Stockholder shall execute and deliver such other documents and instruments and take such further actions as are necessary in order to ensure that the Seller and the Company receives the benefit of this Agreement.

     5. Representations and Warranties of the Stockholder. The Stockholder hereby represents and warrants to Seller as follows:

          (i) The Stockholder has the requisite limited liability company power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement by the Stockholder and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Stockholder. This Agreement has been duly executed and delivered by or on behalf of the Stockholder and constitutes a valid and legally binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except that such enforceability may be limited by (x) applicable bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors' rights generally and (y) equitable principles which may limit the availability of certain equitable remedies (such as specific performance) in certain instances.

          (ii) As of the date hereof, all of the Shares of which the Stockholder is the record and beneficial owner of are set forth on Exhibit A hereto, such Shares are free and clear of any liens, claims, encumbrances, mortgages, security interests and charges of any nature whatsoever (collectively, "Encumbrances"), other than Encumbrances created by this Agreement, and such Shares are not subject to any preemptive right of any stockholder of the Company.

          (iii) The execution and delivery of this Agreement by the Stockholder does not, and the performance of this Agreement by the Stockholder will not, (A) require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Entity or any other Person by the Stockholder; (B) conflict with, or result in any violation of, or default (with or without notice or lapse of time or both) under any provision of, the certificate of incorporation, by-laws or analogous documents of the Stockholder or any other agreement to which the Stockholder is a party, including any voting agreement, stockholder agreement, voting trust, trust agreement, pledge agreement, loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license; or (C) conflict with or violate any judgment, order, notice, decree, statute, law, ordinance, rule or regulation applicable to the Stockholder or to any of the Stockholder's property or assets.

     6. Termination. This Agreement shall terminate and be of no further force or effect as of the Expiration Date except for the provisions of Sections 2 and 3(d) hereof, which shall terminate and be of no further force and effect as of the earlier of (i) the day after the adoption by the Stockholder of the purchase agreement relating to the applicable Superior Proposal and the Company Stockholder Approval and (ii) the termination of such purchase agreement in accordance with its terms.

     7. Severability. If any term or other provision of this Agreement is held invalid, illegal or incapable of being enforced by any court of competent jurisdiction, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the fullest extent possible.

     8. Binding Effect and Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, provided that except as otherwise specifically provided herein, neither this Agreement nor any of the rights, interests or obligations of the parties hereto may be assigned by any of the parties hereto without prior written consent of the other parties hereto except as expressly contemplated by Section 2 hereof and except that the Company, without obtaining the consent of any other party hereto, shall be entitled to assign this Agreement or all or any of its rights or obligations hereunder to any one or more Affiliates of the Company, but no assignment by the Company under this Section 8 shall relieve the Company of its obligations under this Agreement. Any assignment in violation of the foregoing shall be void.

     9. Amendments and Modification. This Agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by each of the parties hereto; provided that any provision of this Agreement may be waived, or the time for its performance may be extended, by the party or parties entitled to the benefit thereof by a writing signed by each such party or an authorized representative thereof.

     10. Specific Performance; Injunctive Relief. The parties hereto acknowledge that the Company shall be irreparably harmed and that there shall be no adequate remedy at law for a violation of any of the covenants or agreements of Stockholder set forth in this Agreement. Therefore, the Stockholder hereby agrees that, in addition to any other remedies that may be available to the Company upon any such violation, the Company shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to such party at law or in equity.

     11. Notices. All notices and other communications pursuant to this Agreement shall be in writing and deemed to be sufficient if contained in a written instrument and shall be deemed given if delivered personally, telecopied, sent by nationally recognized overnight courier or mailed by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following address (or at such other address for a party as shall be specified by like notice): if to the Company, to its address provided in the Purchase Agreement, with a copy to the Company's counsel; and if to the Stockholder, to the Stockholder's address shown on Exhibit A.

     12. Governing Law. This Agreement shall be governed by the laws of the State of Delaware, without reference to principles of conflicts of law.

     13. Entire Agreement. This Agreement, together with the documents expressly referred to herein, contain the entire understanding of the parties in respect of the subject matter hereof, and supersede all prior negotiations and understandings between the parties with respect to such subject matter.

     14. Effect of Headings. The section headings are for convenience only and shall not affect the construction or interpretation of this Agreement.

     15. Counterparts. This Agreement may be executed in several counterparts, each of which shall be an original, but all of which together shall constitute one and the same agreement.

     IN WITNESS WHEREOF, the undersigned have caused this Agreement to be duly executed as of the date first above written.


                              XO HOLDINGS, INC.



                              By:  /s/ Carl J. Grivner
                                   -------------------
                                   Name:   Carl J. Grivner
                                   Title:  President and Chief Executive Officer



                              CARDIFF HOLDING LLC



                              By:  /s/ Edward Mattner
                                   ------------------
                                   Name:   Edward Mattner
                                   Title:  Authorized Signatory

                                    EXHIBIT A


                                             NUMBER OF SHARES OF COMPANY COMMON
NAME                   ADDRESS               STOCK AND PREFERRED STOCK OWNED
----                   -------               -----------------------------------

Cardiff Holding LLC,   767 Fifth Avenue      91,405,864 shares of Common Stock
a Delaware limited     47th Floor
liability company      New York, NY  10153   3,800,000 shares of Preferred Stock

                                             3,001,929 Warrants - A

                                             2,251,445 Warrants - B

                                             2,251,445 Warrants - C